UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2019

HANCOCK PARK CORPORATE INCOME, INC.
(Exact name of Registrant as specified in its charter)

Maryland	814-01185	81-0850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.02    Termination of a Material Definitive Agreement.

Effective March 26, 2019, Evolv Capital Advisors, LLC (“Evolv”) resigned from its role as sub-adviser under the Investment Sub-Advisory Agreement dated July 15, 2016 (the “Sub-Advisory Agreement”), by and among Hancock Park Corporate Income, Inc. (the “Company”), Evolv and OFS Capital Management, LLC, the Company’s investment adviser (the “Adviser”), thereby terminating Evolv’s services under the Sub-Advisory Agreement. Evolv’s resignation was without Good Reason (as such term is defined in the Sub-Advisory Agreement) and the Company and the Adviser agreed to waive any prior written notice requirement applicable to Evolv’s resignation. At this time, the Company’s board of directors has determined that it is in the best interests of the Company not to appoint a new sub-advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hancock Park Corporate Income, Inc.
Date: March 27, 2019	By:	/s/ Bilal Rashid
Chief Executive Officer